UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 3, 2007
MedQuist Inc.
(Exact name of registrant as specified in its charter)

New Jersey	0-19941	22-2531298

(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1000 Bishops Gate Blvd., Suite 300, Mt. Laurel, NJ		08054

(address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (856) 206-4000

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or By-Laws; Change in Fiscal Year.
     On October 3, 2007, the Board of Directors (the “Board”) of MedQuist Inc. (the “Company”) approved Amended and Restated By-Laws of the Company. The Amended and Restated By-Laws contain amendments which:
•	allow for the issuance of uncertificated shares; and

•	update the By-Laws to conform with the Company’s Certificate of Incorporation, as amended, to reflect current factual circumstances and to conform to New Jersey law.
The Amended and Restated Bylaws became effective immediately upon their adoption by the Board and do not require shareholder approval.
       A complete copy of the Company’s Amended and Restated By-Laws is attached to this report as Exhibit 3.1 and is incorporated herein by reference. The foregoing description of the amendments embodied in the Amended and Restated By-Laws is qualified in its entirety by reference to the text of the Amended and Restated By-Laws. The previous provisions of the Company’s By-Laws are attached as Exhibit 3.2 to its Annual Report on Form 10-K for the year ended December 31, 2005 and, to the extent necessary for compliance with the disclosure requirements of Item 5.03 of Form 8-K, are incorporated herein by reference.
Item 5.05. Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.
     On October 3, 2007, the Board adopted a new Code of Business Conduct and Ethics (the “Code”) that applies to all directors, officers and other employees of the Company. The Code consolidates and supersedes the Company’s previously adopted Financial Code of Ethics and its Code of Conduct. A complete copy of the Code is attached to this report as Exhibit 14.1 and is herein incorporated by reference.
Item 9.01. Financial Statements and Exhibits.
The following exhibits are filed with this Form 8-K:

Exhibit No.	Description
3.1	Amended and Restated By-Laws of MedQuist Inc.

14.1	MedQuist Inc. Code of Business Conduct and Ethics
SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDQUIST INC.
Date: October 9, 2007	By:	/s/ Mark R. Sullivan
		Name:	Mark R. Sullivan
		Title:	General Counsel, Chief Compliance Officer and Secretary

Exhibit Index

Exhibit No.	Description
3.1	Amended and Restated By-Laws of MedQuist Inc.

14.1	MedQuist Inc. Code of Business Conduct and Ethics

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